UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-35352 (Commission File Number)	45-3219901 (IRS Employer Identification No.)

47 Church Street, Wellesley, Massachusetts, 02482

(Address of principal executive offices) (Zip Code)

(781) 235-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2015, Wellesley Bancorp, Inc. (the “Company”) entered in a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $10.0 million in aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due 2025 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.

The Notes have a stated maturity of December 30, 2025, and bear interest at a fixed rate of 6.00% per year, from and including December 17, 2015 to but excluding December 30, 2020, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears. From and including December 30, 2020 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per year equal to the then current three-month LIBOR rate plus 435.5 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears. The Notes are redeemable, in whole or in part, on or after December 30, 2020 and at any time upon the occurrences of certain events.

The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Rule 506 of Regulation D thereunder.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the forms of the Purchase Agreement.

The Notes are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to December 30, 2020, the Company may redeem the Notes, in whole at any time, or in part from time to time, only under certain limited circumstances set forth in the Notes. On or after December 30, 2020, the Company may redeem the Notes at its option, in whole at any time, or in part on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company's current and future senior indebtedness.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including for the provision of additional liquidity and working capital.

The forms of Note are attached as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Notes herein is a summary and is qualified in its entirety by reference to the forms of Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a presentation to investors.

The information contained in this Item 7.01 and the Exhibit incorporated by reference herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

4.1	Form of 6.00% Fixed-to-Floating Subordinated Note due 2025 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto).

10.1	Form of Subordinated Note Purchase Agreement, dated December 17, 2015, by and among Wellesley Bancorp, Inc. and the Purchasers identified therein

99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLESLEY BANCORP, INC.

Date: December 17, 2015	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer